EARNINGS PRESENTATION THIRD QUARTER 2025 2025

2THIRD QUARTER 2025 EARNINGS PRESENTATION Cautionary Notice Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, or expects to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements. Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) or its wholly-owned banking subsidiary, Seacoast National Bank (“Seacoast Bank”), to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements. All statements other than statements of historical fact could be forward-looking statements. You can identify these forward- looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of inflationary pressures, changes in interest rates, tariffs or trade wars (including reduced consumer spending), slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior and credit risk as a result of the foregoing; potential impacts of adverse developments in the banking industry and including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto (including increases in the cost of our deposit insurance assessments), the Company's ability to effectively manage its liquidity risk and any growth plans, and the availability of capital and funding; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes, including those that impact the money supply and inflation; the risks of continued changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks (including the impacts of interest rates on macroeconomic conditions, customer and client behavior, and on our net interest income), sensitivities and the shape of the yield curve; changes in accounting policies, rules and practices; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors, including heightened or persistent inflation; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate, especially as they relate to the value of collateral supporting the Company’s loans; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; Seacoast’s ability to comply with any regulatory requirements and the risk that the regulatory environment may not be conducive to or may prohibit or delay the consummation of future mergers and/or business combinations, may increase the length of time and amount of resources required to consummate such transactions, and may reduce the anticipated benefit; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties which may be exacerbated by developments in generative artificial intelligence; fraud or misconduct by internal or external parties, which Seacoast may not be able to prevent, detect or mitigate; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters, including hurricanes in the Company’s footprint, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions and/or increase costs, including, but not limited to, property and casualty and other insurance costs; Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines, costs and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated, the results of tax audit findings, challenges to our tax positions, or adverse changes or interpretations of tax laws; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions; the failure of assumptions underlying the establishment of reserves for expected credit losses; risks related to, and the costs associated with, environmental, social and governance matters, including the scope and pace of related rulemaking activity and disclosure requirements; government actions or inactions, including a prolonged shutdown of the federal government, a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the federal budget and economic policy, including the impact of tariffs and trade policies; the risk that balance sheet, revenue growth, and loan growth expectations may differ from actual results; and other factors and risks described herein and under “Risk Factors” in any of the Company's subsequent reports filed with the SEC and available on its website at www.sec.gov. The risks relating to the mergers with Heartland Bancshares, Inc. and Villages Bancorporation, Inc. include, without limitation: the diversion of management's time on issues related to the mergers; unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the mergers being lower than expected; the risk of deposit and customer attrition; regulatory enforcement and litigation risk; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruptions, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2024 and in other periodic reports that the Company files with the SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

3THIRD QUARTER 2025 EARNINGS PRESENTATION • Sustained, strong presence in Florida’s most attractive markets • #15 Florida market share ▪ #1 Florida-based bank in Orlando MSA ▪ #1 Florida-based bank in Palm Beach and 11 other counties ▪ #1 overall market share in Port St. Lucie MSA and Wildwood-The Villages MSA • Strong capital and liquidity supporting further organic growth and opportunistic acquisitions ▪ 14.5%1 Tier 1 capital ratio ▪ 84% loan-to-deposit ratio Valuable Florida Franchise with Strong Capital and Liquidity 1Estimated

4THIRD QUARTER 2025 EARNINGS PRESENTATION • Net income of $36.5 million, or $0.42 per share, which includes $10.8 million in merger-related charges, increased 19% year over year. Adjusted net income1 increased 48% year over year. • 7% annualized organic deposit growth. • 8% annualized organic loan growth. • Net interest income of $133.5 million, an increase of $6.6 million, or 5% from the prior quarter. • Net interest margin, excluding accretion on acquired loans, expanded three basis points from the prior quarter to 3.32%. Third Quarter 2025 Highlights • Tangible book value per share of $17.61 has increased 9% year over year, well overcoming the dilutive impact of the Heartland acquisition. • Strong capital position, with a Tier 1 capital ratio of 14.5%2 and a tangible common equity to tangible assets ratio of 9.8%. • Completed the acquisition and system conversion of Heartland Bancshares, Inc., adding four branches, $153 million in loans and $705 million in deposits. • On October 1, 2025, completed the acquisition of Villages Bancorporation, Inc., adding 19 branches and approximately $4 billion in assets. Full system conversion will be completed in the third quarter of 2026. 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 2Estimated

5THIRD QUARTER 2025 EARNINGS PRESENTATION Net Interest Income ($ in th ou sa nd s) $106,975 $116,115 $118,857 $127,295 $133,906 3.17% 3.39% 3.48% 3.58% 3.57% 2.90% 3.05% 3.24% 3.29% 3.32% Net Interest Income Net Interest Margin NIM, excluding accretion on acquired loans 3Q'24 4Q'24 1Q'25 2Q'25 3Q'25 • Net interest income1 totaled $133.9 million, an increase of $6.6 million, or 5%, from the prior quarter. • Net interest margin decreased one basis point to 3.57% and, excluding the effect of accretion on acquired loans, net interest margin expanded three basis points to 3.32%. • Securities yields increased five basis points to 3.92%. • Loan yields decreased two basis points from the prior quarter to 5.96%. Excluding the effect of accretion on acquired loans, yields increased three basis points to 5.61%. • The cost of deposits increased one basis point to 1.81%. 1Calculated on a fully taxable equivalent basis using amortized cost. 1

Noninterest Income

($ in thousands)



$187
$23,492
$25,456
$(8,388)
$196
$21,984
$39
$24,482
$24,659
$(841)
3Q'24
4Q'24
1Q'25
2Q'25
3Q'25
Adjusted noninterest income[1]
Securities gains (losses)

Noninterest income decreased $0.7 million from the prior quarter to $23.8 million, and adjusted noninterest income[1] increased $0.2 million to $24.7 million. Results included $0.8 million in realized losses on securities. Other changes from the prior quarter include:

Service charges on deposits totaled $6.2 million, an increase of $0.7 million, or 12% from the prior quarter. Our investments in talent and significant market expansion have resulted in continued growth in treasury management services to commercial customers.

Wealth management income totaled $4.6 million, an increase of $0.4 million, or 9%, from the prior quarter. Assets under management have grown 24% year over year. The wealth management division delivered record growth, adding $258.1 million in new assets under management in the third quarter, the highest quarterly result in the division's history.

BOLI income totaled $3.9 million, an increase of $0.5 million, or 15%, from the prior quarter. Death benefit payouts totaled $1.3 million in the third quarter of 2025 and $0.9 million in the second quarter of 2025.

Other income totaled $6.0 million, a decrease of $1.5 million, or 20%, from the prior quarter. The second quarter of 2025 included $3.0 million in tax refunds related to a prior bank acquisition. The resulting comparative decline was partially offset by higher gains on SBA loan sales and higher loan swap fees.

[1]Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.

SeacoastBank THIRD QUARTER 2025 EARNINGS PRESENTATION 6

7THIRD QUARTER 2025 EARNINGS PRESENTATION Assets Under Management End-of-Period ($ in millions) $1,239 $1,387 $1,711 $2,053 $2,467 2021 2022 2023 2024 3Q’25 Continued Focus on Building Wealth Management Assets under management totaled $2.5 billion at September 30, 2025, increasing 24% year over year. The wealth management division delivered record growth, adding $258 million in new assets under management in the third quarter, the highest quarterly result in the division’s history. With a consistent focus on delivering exceptional value, this division continues to be a key growth driver in customer relationships. Since 2021, assets under management have increased at a compound annual growth rate (“CAGR”) of 25%. 25% CAG R

Noninterest Expense


($ in thousands)
Noninterest Expense
Includes merger-related charges of $10.8 million
$84,818
$85,575
$90,597
$91,730
$101,987
59.8%
56.3%
60.3%
57.0%
60.7%
3Q'24
4Q'24
1Q'25
2Q'25
3Q'25
Noninterest expense
Efficiency Ratio


($ in thousands)
Adjusted Noninterest Expense[1]
$84,818
$85,295
$89,546
$89,308
$91,179
59.8%
56.1%
59.5%
55.4%
53.8%
3Q'24
4Q'24
1Q'25
2Q'25
3Q'25
Adjusted noninterest expense[1]
Adjusted Efficiency Ratio[1]

[1]Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.

- Salaries and wages totaled $46.3 million, an increase of $1.9 million, or 4%, from the prior quarter. The increase from the prior quarter reflects the continued expansion of the footprint, including the acquisition of Heartland, and higher performance driven incentive compensation.
- Employee benefits totaled $7.4 million, a decrease of $0.7 million, or 9%, compared to the prior quarter.
- Outsourced data processing costs totaled $9.3 million, an increase of $0.8 million, or 10%, compared to the prior quarter. The increase from the prior quarter reflects higher transaction volume and growth in customers, including from the acquisition of Heartland.
- Amortization of intangibles increased $0.9 million with the addition of $20.9 million in core deposit intangible assets from the Heartland acquisition. These assets will be amortized using an accelerated amortization method over approximately 10 years.
- Merger-related costs totaled $10.8 million in the third quarter of 2025 and $2.4 million in the second quarter of 2025.

SeacoastBank THIRD QUARTER 2025 EARNINGS PRESENTATION 8

9THIRD QUARTER 2025 EARNINGS PRESENTATION $10,205 $10,300 $10,443 $10,609 $10,964 5.94% 5.93% 5.90% 5.98% 5.96% 5.58% 5.48% 5.58% 5.58% 5.61% Yield Excluding Accretion on Acquired Loans Reported Yield Total Loans 3Q'24 4Q'24 1Q'25 2Q'25 3Q'25 6.6% 3.7% 5.6% 6.4% 7.6% 3Q'24 4Q'24 1Q'25 2Q'25 3Q'25 Annualized Organic Loan Growth Total Loans End-of-Period ($ in millions) Consistent Strong Loan Growth Supported by an Expanding Pipeline Loans outstanding increased by $355.3 million, or 13.3% annualized, from the prior quarter. Excluding the impact of the Heartland acquisition, loans increased 7.6% annualized. The late stage loan pipeline increased 32% to $1.2 billion. Loan yields declined two basis points from the prior quarter to 5.96%. Excluding the effect of accretion on acquired loans, yields increased three basis points from the prior quarter to 5.61%.

10THIRD QUARTER 2025 EARNINGS PRESENTATION At September 30, 2025 Loan Portfolio Mix Seacoast's lending strategy results in a diverse and granular loan portfolio. Seacoast’s average loan size is $435 thousand and the average commercial loan size is $871 thousand. Portfolio diversification in terms of asset mix, industry, and loan type has been a critical element of the Company’s lending strategy. Exposures across industries and collateral types are broadly distributed. Construction and land development and commercial real estate loans, as defined in regulatory guidance, represent 32% and 223%, respectively, of total consolidated risk-based capital1. CRE-Retail, 12% CRE-Office, 5% CRE-Multifamily 5+, 4% CRE-Hotel/Motel, 2% CRE-Industrial/Warehouse, 6% CRE-Other, 5% OOCRE, 17% Construction & Land Development, 6% Commercial & Financial, 16% Residential, 25% Consumer, 2% 1Estimated

11THIRD QUARTER 2025 EARNINGS PRESENTATION Allowance for Credit Losses and Purchase Discount ($ in thousands) Loans Outstanding Allowance for Credit Losses % of Loans Outstanding Purchase Discount % of Loans Outstanding Construction and Land Development $ 616,475 $ 7,366 1.19% $ 1,543 0.25 % Owner Occupied Commercial Real Estate 1,898,704 14,160 0.75 15,324 0.81 Commercial Real Estate 3,766,541 49,804 1.32 44,820 1.19 Residential Real Estate 2,694,794 42,318 1.57 30,463 1.13 Commercial & Financial 1,807,932 26,561 1.47 9,302 0.51 Consumer 179,727 7,244 4.03 750 0.42 Total $ 10,964,173 $ 147,453 1.34% $ 102,202 0.93 % The total allowance for credit losses of $147.5 million as of September 30, 2025 represents management’s estimate of lifetime expected credit losses. The $102.2 million remaining unrecognized discount on acquired loans represents 0.93% of total loans. Additionally, a reserve for potential credit losses on lending-related commitments of $6.1 million is reflected within Other Liabilities.

12THIRD QUARTER 2025 EARNINGS PRESENTATION Net Charge-Offs $7,445 $6,113 $7,038 $2,462 $3,2080.29% 0.24% 0.27% 0.09% 0.12% NCO NCO/Average Loans 3Q'24 4Q'24 1Q'25 2Q'25 3Q'25 ($ in thousands) Allowance for Credit Losses $140,469 $138,055 $140,267 $142,184 $147,453 1.38% 1.34% 1.34% 1.34% 1.34% ACL ACL/Total Loans 3Q'24 4Q'24 1Q'25 2Q'25 3Q'25 Continued Strong Asset Quality Trends Nonperforming Loans $80,857 $92,446 $71,018 $64,198 $60,5620.79% 0.90% 0.68% 0.61% 0.55% 0.50% 0.15% 0.16% 0.13% 0.19% NPL NPL/Total Loans Accruing Past Due / Total Loans 3Q'24 4Q'24 1Q'25 2Q'25 3Q'25 Criticized and Classified Loans $264,140 $223,859 $251,428 $253,693 $274,021 2.59% 2.17% 2.41% 2.39% 2.50% Criticized and Classified Loans Criticized and Classified Loans / Total Loans 3Q'24 4Q'24 1Q'25 2Q'25 3Q'25

13THIRD QUARTER 2025 EARNINGS PRESENTATION Investment Securities Performance and Composition High quality portfolio consisting of 91% agency backed securities, with the remainder comprised primarily of highly-rated investment grade bonds. CLO portfolio is entirely AA/AAA rated. Net unrealized losses in the AFS portfolio decreased during the third quarter by $35.5 million, driven by lower long-term interest rates, which contributed $0.31 to the increase in tangible book value per share. Portfolio yield increased five basis points to 3.92% from 3.87% in the prior quarter, reflecting purchases of $385 million of primarily agency mortgage-backed securities with an average yield of 5.03%. Net Unrealized Loss in Securities ($ in thousands) 9/30/2025 6/30/2025 △ from 2Q'25 Total Available-for-Sale $ (120,242) $ (155,785) $ 35,543 Total Held-to-Maturity (100,220) (110,125) 9,905 Total Securities $ (220,462) $ (265,910) $ 45,448 ($ in m ill io ns ) $2,806 $2,862 $3,253 $3,479 $3,811 $646 $635 $625 $613 $599 $2,160 $2,227 $2,628 $2,866 $3,212 3.75% 3.77% 3.88% 3.87% 3.92% HTM Securities AFS Securities Yield 3Q'24 4Q'24 1Q'25 2Q'25 3Q'25

14THIRD QUARTER 2025 EARNINGS PRESENTATION Deposits End-of-Period ($ in millions) $12,244 $12,242 $12,575 $12,498 $13,090 Transaction Accounts Savings Money Market Brokered Time Deposits 3Q'24 4Q'24 1Q'25 2Q'25 3Q'25 Granular, Diverse and Relationship-Focused Customer Funding Base The Company benefits from a granular deposit franchise, with the top ten depositors representing approximately 3% of total deposits. Customer transaction account balances represent 48% of total deposits. Consumer deposits represent 41% of total deposits, with an average balance per account of $25 thousand. Business deposits represent 59% of total deposits, with an average balance per account of $114 thousand. The average tenure for a Seacoast customer is 10 years. 48%47%50%50%49% 5% 4%4%4%4% 33% 33% 33% 33% 34% 2% 2% 2% 4% 1%12% 11% 11% 11% 12%

15THIRD QUARTER 2025 EARNINGS PRESENTATION $705 $(326) $212 Total Deposits at 6/30/2025 Acquired Heartland Deposits Decline in Brokered Deposits Net Organic Deposit Growth Total Deposits at 9/30/2025 3Q’25 Growth in Deposits ($ in millions) Strong Deposit Growth and Well-Managed Deposit Costs Organic deposit growth of $212.3 million, or 7% annualized, of which $80.4 million was noninterest bearing, during the third quarter. Continued focus on organic growth and relationship- based funding. The addition of commercial talent onboarding new relationships, in combination with our innovative analytics platform, supports a well- diversified, low-cost deposit portfolio. 12-Month Trend for Cost of Deposits 2.16% 2.09% 1.98% 1.93% 1.93% 1.92% 1.85% 1.78% 1.78% 1.83% 1.84% 1.77% Oct'24 Nov'24 Dec'24 Jan'25 Feb'25 Mar'25 Apr'25 May'25 Jun'25 Jul'25 Aug'25 Sep'25 $13,090$12,498 7% annualized organic deposit growth

16THIRD QUARTER 2025 EARNINGS PRESENTATION $16.20 $16.12 $16.71 $17.19 3Q'24 4Q'24 1Q'25 2Q'25 3Q'25 9.6% 9.6% 9.6% 9.8% 9.8% 3Q'24 4Q'24 1Q'25 2Q'25 3Q'25 16.1% 16.2% 16.1% 16.1% 15.9%14.7% 14.8% 14.7% 14.6% 14.5% Total Risk Based Capital Tier 1 Ratio 3Q'24 4Q'24 1Q'25 2Q'25 3Q'25 10.3% 10.9% 10.2% 12.8% 10.7%10.3% 12.7% 10.3% 13.3% 13.0% GAAP - ROTCE Adjusted - ROTCE 3Q'24 4Q'24 1Q'25 2Q'25 3Q'25 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 2FDICIA defines well capitalized as 10.0% for total risk-based capital and 8.0% for Tier 1 ratio at a total Bank level. 3 Current quarter ratios are estimated. Tangible Book Value Per Share Tangible Common Equity / Tangible Assets Total Risk-Based and Tier 1 Capital3Return on Tangible Common Equity 1 10.0%2 8.0%2 Robust Capital Position Supporting a Fortress Balance Sheet $17.61

17THIRD QUARTER 2025 EARNINGS PRESENTATION Appendix

18THIRD QUARTER 2025 EARNINGS PRESENTATION Quarterly Trend Nine Months Ended ($ in thousands) 3Q'25 2Q'25 1Q'25 4Q'24 3Q'24 3Q'25 3Q'24 Commercial pipeline at period end $ 1,134,119 $ 861,237 $ 904,111 $ 634,150 $ 773,492 $ 1,134,119 $ 773,492 Commercial loan originations 757,912 715,271 422,837 748,342 518,041 1,896,020 1,165,644 Residential pipeline-saleable at period end 21,320 14,371 15,495 6,727 11,222 21,320 11,222 Residential loans-sold 20,216 26,362 15,531 11,764 23,200 62,109 59,922 Residential pipeline-portfolio at period end 19,869 29,160 37,532 35,068 21,920 19,869 21,920 Residential loans-retained 56,807 58,201 70,322 99,916 51,507 185,330 145,373 Consumer pipeline at period end 20,336 16,174 24,433 17,384 24,447 20,336 24,447 Consumer originations 58,638 53,784 46,732 42,607 65,140 159,154 173,357 Total Pipelines at Period End $ 1,195,644 $ 920,942 $ 981,571 $ 693,329 $ 831,081 $ 1,195,644 $ 831,081 Total Originations $ 893,573 $ 853,618 $ 555,422 $ 902,629 $ 657,888 $ 2,302,613 $ 1,589,852 Loan Production and Pipeline Trend

Acquisition of Villages Bancorporation, Holding Company of Citizens First Bank

Seacoast BANKING CORPORATION OF FLORIDA

+

CITIZENS FIRST BANK

Banking Subsidiary of Villages Bancorporation, Inc.

- **Transformative acquisition of Villages Bancorporation, Inc. ("VBI"), holding company of Citizens First Bank, established in 1991 by the developers of The Villages, a unique, affluent and growing 55+ residential community development in central Florida**
- **Adds $4.1 billion assets, $1.3 billion loans and $3.5 billion low-cost deposits and provides Seacoast with a long-term, scalable banking platform in The Villages that will benefit from the growth of the population and the development itself**
- **Scarcity value of acquiring the leading bank located within The Villages community with 51% market share**
- **Consistently strong earnings stream, averaging over 1.00% ROA over the past 5 years with a conservative and highly liquid balance sheet: 38% loan / deposit ratio and 1.40% cost of deposits provide runway for additional high margin growth**
- **VBI's profitable but low-risk balance sheet and a transaction structure that utilizes Seacoast's excess capital drive notable improvement in Seacoast's performance metrics and ~24% earnings accretion, with limited execution risk**

Note: Deposit data as of June 30, 2025
Sources: S&P Capital IQ Pro. FDIC

SeacoastBank THIRD QUARTER 2025 EARNINGS PRESENTATION 19

20THIRD QUARTER 2025 EARNINGS PRESENTATION A Strategically Compelling Acquisition with Granular Core Deposits 1. Deposit data for Florida-based banks as of June 30, 2025. Reflects Florida domiciled deposits. Excludes Raymond James Financial, Inc. 2. 2026 fully-phased in EPS accretion. For illustrative purposes, assumes transaction closes December 31, 2025, cost savings are 100% phased-in and excludes one-time transaction related costs 3. Financial data as of June 30, 2025 Source: S&P Capital IQ Pro • Double-digit EPS accretion of ~24%² with a tangible book value earnback period of approximately 2.8 years • Provides scale and efficiencies to improve profitability positioning relative to peers • Drives high returns for shareholders through a conservatively modeled and low-execution risk transaction with long-term franchise value benefit • Significant revenue synergies from delivering Seacoast’s products and capabilities to VBI’s customers (not modeled) Financially Attractive • Limited loan portfolio with opportunity to expand while maintaining a track record of conservative credit with 0.00% NCOs / Avg. Loans³ • Fills a gap in Seacoast’s Florida footprint in one of the last untapped (and historically inaccessible) growth markets in the state • The Villages’ master-planned community model has proven scalable, with seamless integration of new neighborhoods and amenities that will continue to provide consumer and commercial banking opportunities • Seacoast’s long history of acquisition and integration experience mitigates integration risk Well-Positioned for Future Success • Creates a ~$21 billion asset franchise in some of the fastest growing markets in the United States, ranking as the 2nd largest publicly-traded bank in Florida by deposit market share and the largest pure play Florida public bank¹ • Provides an ample source of long-term, low cost liquidity and a new and growing customer base primarily composed of affluent retirees with predictable income streams and a need for multiple banking products • Strong mortgage platform with robust mortgage lending opportunities throughout The Villages and the surrounding areas • Right of first refusal and exclusivity provisions protect Seacoast’s position and ability to grow along with the population and development itself Strategic Rationale

21THIRD QUARTER 2025 EARNINGS PRESENTATION Selected Assets and Liabilities Prior to Acquisition (excludes purchase accounting and fair value adjustments) October 2025 Acquisition of Villages Bancorporation, Inc. (in thousands) September 30, 2025 Selected Assets: Cash and cash equivalents $ 33,121 Securities 2,534,696 Loans 1,272,077 Selected Liabilities: Noninterest bearing deposits $ 556,865 Interest bearing deposits/Savings/MMA 2,169,501 Time deposits 690,892 Total Deposits $ 3,417,258 Preliminary Purchase Price Information (in thousands, except share data) Cash consideration, including cash in lieu of fractional shares $ 183,360 Common Stock consideration (9,923,263 shares issued at October 1 closing price) 302,660 Preferred Stock consideration (11,250 shares1 issued at October 1 closing price) 343,125 Total merger consideration $ 829,145 Purchase accounting and fair value adjustments are pending completion. • Estimated credit losses on loans identified as Purchase Credit Deteriorated (PCD) loans will be recorded as allowance for credit losses. • Estimated credit losses on non-PCD loans will be recorded as an adjustment to provision for credit losses at the acquisition date. 1 Preferred stock is 1/1000th share for every share of common stock

22THIRD QUARTER 2025 EARNINGS PRESENTATION Recognition 2nd consecutive year 5th consecutive year 1st time winner5th consecutive year 2nd consecutive year 3rd consecutive year 1st time winner

23THIRD QUARTER 2025 EARNINGS PRESENTATION This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP and adjusted financial measures including net income, noninterest income, noninterest expense, tax adjustments and other financial ratios. Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP. Explanation of Certain Unaudited Non-GAAP Financial Measures

GAAP to Non-GAAP Reconciliation

	Quarterly Trend					Nine Months Ended	
(Amounts in thousands except per share data)	3Q'25	2Q'25	1Q'25	4Q'24	3Q'24	3Q'25	3Q'24
Net Income	$ **36,467**	$ 42,687	$ 31,464	$ 34,085	$ 30,651	$ **110,618**	$ 86,901
Total noninterest income	**23,818**	24,521	22,180	17,068	23,679	**70,519**	66,360
Securities losses (gains), net	**841**	(39)	(196)	8,388	(187)	**606**	(372)
Total Adjustments to Noninterest Income	**841**	(39)	(196)	8,388	(187)	**606**	(372)
Total Adjusted Noninterest Income	**24,659**	24,482	21,984	25,456	23,492	**71,125**	65,988
Total noninterest expense	**101,987**	91,730	90,597	85,575	84,818	**284,314**	257,726
Merger-related charges	**(10,808)**	(2,422)	(1,051)	—	—	**(14,281)**	—
Business continuity expenses - hurricane events	**—**	—	—	(280)	—	**—**	—
Branch reductions and other expense initiatives	**—**	—	—	—	—	**—**	(7,094)
Adjustments to Noninterest Expense	**(10,808)**	(2,422)	(1,051)	(280)	—	**(14,281)**	(7,094)
Adjusted Noninterest Expense	**91,179**	89,308	89,546	85,295	84,818	**270,033**	250,632
Income Taxes	**10,461**	12,589	9,386	9,513	8,602	**32,436**	25,341
Tax effect of adjustments	**2,952**	604	217	2,197	(47)	**3,773**	1,703
Adjusted Income Taxes	**13,413**	13,193	9,603	11,710	8,555	**36,209**	27,044
Adjusted Net Income	$ **45,164**	$ 44,466	$ 32,102	$ 40,556	$ 30,511	$ **121,732**	$ 91,920
Earnings per diluted share, as reported	**0.42**	0.50	0.37	0.40	0.36	**1.28**	1.02
Adjusted Earnings per Diluted Share	$ **0.52**	$ 0.52	$ 0.38	$ 0.48	$ 0.36	$ **1.41**	$ 1.08
Average diluted shares outstanding	**87,425**	85,479	85,388	85,302	85,069	**86,154**	84,915

SeacoastBank THIRD QUARTER 2025 EARNINGS PRESENTATION 24

GAAP to Non-GAAP Reconciliation

	Quarterly Trend					Nine Months Ended	
(Amounts in thousands except per share data)	3Q'25	2Q'25	1Q'25	4Q'24	3Q'24	3Q'25	3Q'24
Adjusted Noninterest Expense	**$ 91,179**	$ 89,308	$ 89,546	$ 85,295	$ 84,818	**$ 270,033**	$ 250,632
Provision for credit losses on unfunded commitments	**(150)**	(150)	(150)	(250)	(250)	**(450)**	(751)
Other real estate owned expense and net gain (loss) on sale	**346**	(8)	(241)	(84)	(491)	**97**	(356)
Amortization of intangibles	**(6,005)**	(5,131)	(5,309)	(5,587)	(6,002)	**(16,445)**	(18,297)
Net Adjusted Noninterest Expense	**85,370**	84,019	83,846	79,374	78,075	**253,235**	231,228
Average tangible assets	**$ 15,658,723**	$ 15,004,763	$ 14,593,955	$ 14,397,331	$ 14,184,085	**$ 15,089,715**	$ 14,023,961
Net Adjusted Noninterest Expense to Average Tangible Assets	**2.16 %**	2.25 %	2.33 %	2.19 %	2.19 %	**2.24 %**	2.20 %
Net Revenue	**$ 157,286**	$ 151,385	$ 140,697	$ 132,872	$ 130,344	**$ 449,368**	$ 382,527
Total Adjustments to Net Revenue	**841**	(39)	(196)	8,388	(187)	**606**	(372)
Impact of FTE adjustment	**438**	431	340	311	310	**1,209**	763
Adjusted Net Revenue on a FTE basis	**$ 158,565**	$ 151,777	$ 140,841	$ 141,571	$ 130,467	**$ 451,183**	$ 382,918
Adjusted Efficiency Ratio	**53.84 %**	55.36 %	59.53 %	56.07 %	59.84 %	**56.13 %**	60.39 %
Net Interest Income	**$ 133,468**	$ 126,864	$ 118,517	$ 115,804	$ 106,665	**$ 378,849**	$ 316,167
Impact of FTE adjustment	**438**	431	340	311	310	**1,209**	763
Net Interest Income Including FTE adjustment	**133,906**	127,295	118,857	116,115	106,975	**380,058**	316,930
Total noninterest income	**23,818**	24,521	22,180	17,068	23,679	**70,519**	66,360
Total noninterest expense less provision for credit losses on unfunded commitments	**101,837**	91,580	90,447	85,325	84,568	**283,864**	256,975
Pre-Tax Pre-Provision Earnings	**55,887**	60,236	50,590	47,858	46,086	**166,713**	126,315
Total Adjustments to Noninterest Income	**841**	(39)	(196)	8,388	(187)	**606**	(372)
Total Adjustments to Noninterest Expense including other real estate owned expense and net loss on sale	**10,462**	2,430	1,292	364	491	**14,184**	7,450
Adjusted Pre-Tax Pre-Provision Earnings	**$ 67,190**	$ 62,627	$ 51,686	$ 56,610	$ 46,390	**$ 181,503**	$ 133,393

SeacoastBank THIRD QUARTER 2025 EARNINGS PRESENTATION 25

GAAP to Non-GAAP Reconciliation

	Quarterly Trend					Nine Months Ended	
(Amounts in thousands except per share data)	**3Q'25**	2Q'25	1Q'25	4Q'24	3Q'24	**3Q'25**	3Q'24
Average Assets	**$ 16,486,017**	$ 15,801,194	$ 15,395,642	$ 15,204,041	$ 14,996,846	**$ 15,898,279**	$ 14,843,007
Less average goodwill and intangible assets	**(827,294)**	(796,431)	(801,687)	(806,710)	(812,761)	**(808,564)**	(819,046)
Average Tangible Assets	**$ 15,658,723**	$ 15,004,763	$ 14,593,955	$ 14,397,331	$ 14,184,085	**$ 15,089,715**	$ 14,023,961
Return on Average Assets (ROA)	**0.88 %**	1.08 %	0.83 %	0.89 %	0.81 %	**0.93 %**	0.78 %
Impact of other adjustments for Adjusted Net Income	**0.21**	0.05	0.02	0.17	—	**0.09**	0.05
Adjusted ROA	**1.09**	1.13	0.85	1.06	0.81	**1.02**	0.83
ROA	**0.88**	1.08	0.83	0.89	0.81	**0.93**	0.78
Impact of removing average intangible assets and related amortization	**0.16**	0.16	0.15	0.17	0.18	**0.16**	0.18
Return on Average Tangible Assets (ROTA)	**1.04**	1.24	0.98	1.06	0.99	**1.09**	0.96
Impact of other adjustments for Adjusted Net Income	**0.22**	0.05	0.02	0.18	(0.01)	**0.10**	0.05
Adjusted ROTA	**1.26 %**	1.29 %	1.00 %	1.24 %	0.98 %	**1.19 %**	1.01 %
Average Shareholders' Equity	**$ 2,345,233**	$ 2,252,208	$ 2,214,995	$ 2,203,052	$ 2,168,444	**$ 2,271,289**	$ 2,134,941
Less average goodwill and intangible assets	**(827,294)**	(796,431)	(801,687)	(806,710)	(812,761)	**(808,564)**	(819,046)
Average Tangible Equity	**1,517,939**	1,455,777	1,413,308	1,396,342	1,355,683	**1,462,725**	1,315,895
Return on Average Shareholders' Equity	**6.17 %**	7.60 %	5.76 %	6.16 %	5.62 %	**6.51 %**	5.44 %
Impact of removing average intangible assets and related amortization	**4.53**	5.22	4.41	4.74	4.69	**4.72**	4.77
Return on Average Tangible Common Equity (ROTCE)	**10.70**	12.82	10.17	10.90	10.31	**11.23**	10.21
Impact of other adjustments for Adjusted Net Income	**2.28**	0.49	0.18	1.84	(0.04)	**1.02**	0.51
Adjusted ROTCE	**12.98 %**	13.31 %	10.35 %	12.74 %	10.27 %	**12.25 %**	10.72 %
Loan Interest Income[1]	**$ 162,341**	$ 157,499	$ 150,973	$ 152,303	$ 151,282	**$ 470,812**	$ 446,108
Accretion on acquired loans	**(9,543)**	(10,583)	(8,221)	(11,717)	(9,182)	**(28,347)**	(29,955)
Loan interest income excluding accretion on acquired loans	**$ 152,798**	$ 146,916	$ 142,752	$ 140,586	$ 142,100	**$ 442,465**	$ 416,153

SeacoastBank THIRD QUARTER 2025 EARNINGS PRESENTATION 26

GAAP to Non-GAAP Reconciliation

	Quarterly Trend					Nine Months Ended	
(Amounts in thousands except per share data)	3Q'25	2Q'25	1Q'25	4Q'24	3Q'24	3Q'25	3Q'24
Yield on Loans[1]	**5.96 %**	5.98 %	5.90 %	5.93 %	5.94 %	**5.95 %**	5.93 %
Impact of accretion on acquired loans	**(0.35)**	(0.40)	(0.32)	(0.45)	(0.36)	**(0.36)**	(0.40)
Yield on loans excluding accretion on acquired loans	**5.61 %**	5.58 %	5.58 %	5.48 %	5.58 %	**5.59 %**	5.53 %
Net Interest income[1]	**$ 133,906**	$ 127,295	$ 118,857	$ 116,115	$ 106,975	**$ 380,058**	$ 316,930
Accretion on acquired loans	**(9,543)**	(10,583)	(8,221)	(11,717)	(9,182)	**(28,347)**	(29,955)
Net interest income excluding accretion on acquired loans	**$ 124,363**	$ 116,712	$ 110,636	$ 104,398	$ 97,793	**$ 351,711**	$ 286,975
Net Interest Margin[1]	**3.57 %**	3.58 %	3.48 %	3.39 %	3.17 %	**3.55 %**	3.19 %
Impact of accretion on acquired loans	**(0.25)**	(0.29)	(0.24)	(0.34)	(0.27)	**(0.27)**	(0.30)
Net interest margin excluding accretion on acquired loans	**3.32 %**	3.29 %	3.24 %	3.05 %	2.90 %	**3.28 %**	2.89 %
Securities Interest Income[1]	**$ 36,029**	$ 32,519	$ 29,422	$ 26,986	$ 26,005	**$ 97,971**	$ 72,634
Tax equivalent adjustment on securities	**(10)**	(7)	(7)	(7)	(8)	**(25)**	(22)
Securities interest income excluding tax equivalent adjustment	**36,019**	32,512	29,415	26,979	25,997	**97,946**	72,612
Loan Interest Income[1]	**162,341**	157,499	150,973	152,303	151,282	**470,812**	446,108
Tax equivalent adjustment on loans	**(428)**	(424)	(333)	(304)	(302)	**(1,184)**	(741)
Loan interest income excluding tax equivalent adjustment	**161,913**	157,075	150,640	151,999	150,980	**469,628**	445,367
Net Interest Income[1]	**133,906**	127,295	118,857	116,115	106,975	**380,058**	316,930
Tax equivalent adjustment on securities	**(10)**	(7)	(7)	(7)	(8)	**(25)**	(22)
Tax equivalent adjustment on loans	**(428)**	(424)	(333)	(304)	(302)	**(1,184)**	(741)
Net interest income excluding tax equivalent adjustment	**$ 133,468**	$ 126,864	$ 118,517	$ 115,804	$ 106,665	**$ 378,849**	$ 316,167

[1] On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

SeacoastBank THIRD QUARTER 2025 EARNINGS PRESENTATION 27